Exhibit 10.33

This is a legally binding lease.

COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT

THIS LEASE is made as of November 21, 2017, between Glen F. Ceiley and Barbara A. Ceiley Revocable Trust and Bisco Industries, Inc. (“Lessee”), with an address of 1500 N. Lakeview Loop., Anaheim, CA 92807, who hereby agree as follows:

1. PREMISES. Subject to the covenants and conditions of this Lease. Lessor leases to Lessee, and Lessee leases from Lessor, the premises (the “Premises”) commonly known and numbered as 850 Regency Drive in the City of Glendale Heights, County of Dupage, State of Illonois, and further described as: High Grove Business Center together with the right of ingress and egress and the non-exclusive use of common areas, if any.

2. USE OF PREMISES. The Premises shall be used only sales offices and warehouse distribution and all other uses incidental thereto (collectively, the “Permitted Use”).

3. TERM. The term of this Lease (the “Term”) is for 10 years and zero months, commencing on the 3rd day of October, 2017, and ending on the 1st day of October, 2027.

4. RENT PAYMENTS. Lessee shall pay rent to Lessor $22,600 as rent in monthly installments, each due and payable in advance without notice or demand at Lessor’s above stated address, or at any other place Lessor designates in writing. The first monthly rent installment of $22,600 shall be paid October 3, 2017 and all subsequent monthly rent installments shall be due on the 1st day of each succeeding month during the Term. The amount of each monthly rent installment shall be as follows: $22,600 subject to two and one half percent (2.5%) increases on each anniversary of the Commencement Date during the Term. See Article I rent schedule.

5. SECURITY DEPOSIT. Concurrently with execution of this Lease, Lessee shall deliver to Lessor $0 as security for the performance by Lessee of every covenant and condition of thisLease (the “Security Deposit”). Said Security Deposit may be co-mingled with other funds of Lessor and shall bear no interest. If Lessee shall default with respect to any covenant or condition of this Lease, including, but not limited to the payment of rent, Lessor may apply the whole or any part of such Security Deposit to the payment of any sum in default or any sum which Lessor may be required to spend by reason of Lessee’s default. If any portion of the Security Deposit is so applied, Lessee, upon demand by Lessor, shall deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Should Lessee comply with all of the covenants and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Lessee promptly after expiration of the term thereof.

6. POSSESSION AT BEGINNING OF TERM. Lessor shall use due diligence to give possession as nearly as possible at the beginning of the Term. Rent shall abate pro rata for the period of any delay in giving Lessee possession, but the Term shall not be extended as a result of such delay. Lessee shall make no other claim against Lessor for delay in obtaining possession.

7. PROPERTY INSURANCE. Lessee shall comply with all insurance regulations so the lowest property damage, including loss of rent and liability insurance rates may be obtained; and nothing shall be done or kept in or on the Premises by Lessee which shall cause an increase in the premium for any such insurance on the Premises or on any building of which the Premises are a part or on any improvements located therein, over the lowest rate obtainable or which shall cause cancellation or make void any such insurance. If, during the term, the premium for any such insurance maintained by Lessor with respect to the premises are so increased as a result of Lessee’s use or occupancy, or if the premiums for such insurance are increased in excess of the premium charged for the policy year, as a result of a premium rate increase or an increase in the amount of coverage required, then Lessee shall pay to Lessor, as additional rent, the amount of such increase within thirty (30) days after receipt of Lessor’s billing statement and demand for payment of same. The amount payable by Lessee under this section shall be pro rated for the partial years, if any, in which this Lease commences and terminates. Lessee shall maintain, at all times during the Term, adequate insurance on its personal property used, stored or kept in the premises.

8. INDEMNITY AND LIABILITY INSURANCE. Lessee shall at all times indemnify, defend and hold Lessor harmless from all loss, liability, costs, damages and expenses that may occur or be claimed with respect to any person or persons, or property on or about the Premises or to the Premises resulting from any act done or omission by or through Lessee, its agents, employees, invitees or any person on the Premises by reason of Lessee’s use or occupancy or resulting from Lessee’s non-use or possession of said property and any and all loss, cost, liability or expense resulting therefrom. Lessee shall maintain, at all times during the Term, comprehensive general liability insurance in a responsible insurance company, licensed to do business in the state in which the Premises are located and satisfactory to Lessor, properly protecting and indemnifying Lessor with single limit coverage of not less than $100,000 for injury to or death of persons and for property damage. During the Term, Lessee shall furnish Lessor with a certificate or certificates of insurance, in a form acceptable to Lessor, covering such insurance so maintained by Lessee and naming Lessor and Lessor’s mortgagees, if any, as additional insureds.

9. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, transfer or encumber this Lease without the prior written consent of Lessor, in each and every instance. For the purpose of this provision, any transfer of a majority or controlling interest in Lessee (whether in one or more related or unrelated transactions), whether by transfer of stock, consolidation, merger, transfer of a partnership interest or transfer of any or all of Lessee’s assets or otherwise, or by operation of law, shall be deemed an assignment of this lease. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms and provisions of this Lease.

10. SIGNS AND ADVERTISEMENTS. Lessee shall not place upon nor permit to be placed upon any part of the Premises, any signs, billboards or advertisements what so ever, without the prior written consent of Lessor. All permitted signage shall be at Lessee’s sole expense.

11. CONDITION OF PREMISES. Lessee acknowledges that it has inspected the Premises and , except as may be provided otherwise in this Lease, Lessee accepts the Premises in its present condition. At the end of the Term, except for damage caused by fire or other perils, Lessee, at its expense, shall (a) surrender the Premises in the same or similar condition as existed at the time the Premises were accepted and possession taken by Lessee, subject to reasonable wear resulting from uses permitted hereunder, and further subject to Lessee’s obligations stated in Paragraphs 12 and 14 herein; (b) have removed all of Lessee’s property from the Premises; (c ) have repaired any damage to the Premises caused by the remo val of Lessee’s Property; and (d) leave the Premises free of trash and debris and the building in “broom clean” condition.

12. MAINTENANCE AND REPAIR BY LESSEE. Except for the obligations imposed upon Lessor in Paragraph 15 and damage resulting from an insurable loss, at Lessee’s sole cost and expense during the Term, Lessee shall maintain and keep in good order, repair and condition and, when necessary, shall replace all parts of the Premises including, but not limited to, dock bumpers and other dock equipment and apparatus, utility service lines from the point where they enter the building(s) of which the Premises are a part, interior walls, inside surfaces of exterior walls, fixtures, floor coverings, lighting fixtures, heating, ventilating, air-conditioning, plumbing fixtures and drains sprinkler system, glass, windows, doors, elevator, electrical and other mechanical equipment, appliances and systems, railroad spur track, if any, improvements made by and at the expense of Lessee and Lessee’s property, including, but not limited to, Lessee’s signs and advertisements. Lessee shall police and keep the driveways, approaches, sidewalks, parking areas, spur tracks and adjacent alleys that are a part of the Premises clean, orderly, slightly, unobstructed and free from ice and snow. Lessee shall regularly water, mow, trim, fertilize and otherwise maintain the lawn, shrubs, plants, trees and other landscaping of the Premises. Lessee shall prevent water pipes in the Premises from freezing.

13. LESSOR’S RIGHT OF ENTRY. Lessor or Lessor’s agent may enter at reasonable hours to inspect or show the Premises to prospective lenders and purchasers, and to do anything Lessor may be required to do hereunder or which Lessor may deem necessary for the good of the Premises or any building of which they are a part; During the last ninety (90) days of this Lease, Lessor may display a “For Rent” sign on the Premises.

14. PARKING LOT MAINTENANCE. Lessee shall be responsible for maintenance, cleaning, repainting and repairs of the parking areas, driveways, sidewalks and approaches, including ice and snow removal. Lessee shall repair all damage to parking areas, driveways, sidewalks and approaches caused by placement or movement of trash containers, truck trailer dollies, trucks, or other moveable property Lessee understands and agrees that no personal property, including vehicles, shall be stored in the parking area or anyplace outside the building without the prior written consent of Lessor.

15. MAINTENANCE AND REPAIR BY LESSOR. Except as may be caused by acts or negligence of Lessee, Lessor shall, at Lessor’s sole cost and expense, maintain and keep in good repair the roof, exterior walls (exclusive of inside surfaces, glass, windows and doors), gutters, downspouts, foundations and all other structural components of the building(s) of which the Premises are a part, and all underground plumbing and sewer lines; and water, gas and electric service lines to the point where such service lines enter the building(s) of which the Premises are a part. Lessor shall be under no obligation, and shall not be liable for any failure to make any repairs until and unless Lessee notifies Lessor in writing that such repairs are necessary. Lessor shall have a reasonable time thereafter to make repairs.

16. DAMAGE BY CASUALTY. (a) If, during the Term or previous thereto, the Premises or the building of which said Premises are a part shall be destroyed or so damaged by fire or other casualty as to become untenantable, then in such event, at the option of Lessor, this Lease shall terminate from the date of such damage or destruction. Lessor shall exercise this option to so terminate this Lease by notice in writing delivered to Lessee within thirty (30) days after such damage or destruction. Upon such notice, Lessee shall immediately surrender said Premises and all interest therein to Lessor, and Lessee shall pay rent only to the time of such damage or destruction. If Lessor does not elect to terminate this Lease, this Lease shall continue in full force and effect, and Lessor shall expeditiously repair the Premises, placing the same in as good a condition as they were at the time of the damage or destruction, and for that purpose, may enter said Premises. In that event rent shall abate in proportion to the extent and duration of untenantability. In either event, Lessee shall remove all rubbish, debris, merchandise, furniture, equipment and its other personal property within five days after the request by Lessor. (b) If the Premises shall be slightly damaged by fire or other casualty, so as not to render the same untenantable, then Lessor shall expeditiously repair the same and in that case the rent shall not abate. Except for rent abatement as herein provided, no compensation or claim shall be made by or allowed to Lessee by reason of any inconvenience or loss of business arising from the necessity of repairing any portion of the building or the Premises.

17. PERSONAL PROPERTY. Lessor shall not be liable for any loss or damage to any merchandise inventory, goods, fixtures, improvements or personal property of Lessee in or about the Premises, as a result of any casualty.

18. ALTERATIONS. Lessee shall not make any alterations or additions in or to the Premises without the prior written consent of Lessor.

19. UTILITIES AND SERVICES. Lessee shall furnish and pay for all electricity, gas, water, fuel, trash removal, and any services or utilities used in or assessed against the Premises, unless otherwise provided.

20. LEGAL REQUIREMENTS. Lessee shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises or the use thereof, and Lessee shall indemnify, defend and hold Lessor harmless from expense or damage resulting from failure to do so.

21. MULTIPLE TENANCY BUILDING. If the Premises are a part of a multiple tenancy building or complex, the responsibility of Lessee for reimbursements as called for in Paragraphs 7 and 23 of this Lease shall be a percentage of the total increase equal to the percentage of rentable floor space in said building or complex occupied by Lessee. It is agreed Lessee occupies 100% (“Proportionate Share”) of the floor space in the building for which the Premises are a part. Lessor may, with notice to Lessee, elect to perform and provide certain maintenance and services pertaining to the entire building or area of which the Premises are a part including, but not limited to, landscaping, trash removal, lawn maintenance, commo n area lighting, watering, paving maintenance, maintenance to rail trackage and snow removal. In such event, Lessee shall reimburse Lessor for its Proportionate Share of said maintenance services within fifteen (15) days from the date of Lessor’s notice of the amount due. Lessee agrees to conduct its business in a manner that shall not be objectionable to other Lessees in the building of which the Premises are a part, including but not limited to noise, vibration, odor, trash or fumes. In the event Lessor receives complaints from other Lessees in the building or complex and determines, in its sole reasonable judgment, that Lessee is conducting its operations in a manner so as to be objectionable to other Lessees, Lessee shall, upon notice from Lessor, promptly modify its operations to eliminate such objections

22. FIXTURES. Except for Lessee’s personal property and trade fixtures, all buildings, repairs, alterations, additions, improvements, installations and other non-trade fixtures installed or erected on the Premises, whether by or at the expense of Lessor or Lessee, shall belong to Lessor and shall remain on and be surrendered with the Premises at the expiration or termination of this Lease. However, at Lessor’s option, Lessee shall remove Lessee’s alterations or improvements prior to the expiration of this Lease and return the Premises to its original condition.

23. INCREASE IN REAL ESTATE TAXES AND SPECIAL ASSESSMENTS. If the real estate taxes and installments of special assessments, payable with respect to the Premises during any year shall be greater than the amount of such taxes and installments of special assessments due and payable during the base year of 2017 or the first fully assessed year, whether by reason of an increase in tax rate or an increase in the assessed valuation or otherwise, Lessee shall pay to Lessor the full amount of such increase as additional rent within thirty (30) days after notice that the same is due. Should Lessee occupy less than the whole of the property against which such taxes are assessed, Lessee’s obligation hereunder shall be limited to its Proportionate Share of such increased taxes and special assessments. The amount payable by Lessee under this section shall be pro rated for the partial years, if any, in which this Lease commences and terminates.

24. EMINENT DOMAIN. Should all of the Premises be taken under the power of eminent domain or a conveyance in lieu thereof by any authority having the right of condemnation, or if a portion thereof is taken so that the Premises are unsuitable, in Lessee’s reasonable opinion, for Lessee’s use, then the term of this lease shall terminate as of the date that title shall vest in the acquiring authority and the rent and other charges shall be adjusted as of the date of such taking. In such case, Lessor shall be entitled to the proceeds of the condemnation award made to Lessor. Nothing herein shall be construed to prevent Lessee from separately pursuing a claim against the condemning authority for its independent loss or damages to the extend available, provided, however, that no award made to or on behalf of Lessee shall reduce, limit, or restrict the award to Lessor, and no allocation of Lessor’s award in condemnation shall occur. Lessee shall have no claim against Lessor for the value of the unexpired term of this lease. Should any part of the Premises be taken in the exercise of eminent domain or a conveyance in lieu thereof or in connection therewith, but not such as to render the Premises unsuitable for the operation of its business, this Lease shall continue on the same terms and conditions except that the description of the Premises or the real estate taken by right of eminent domain or a conveyance in lieu thereof or in connection therewith shall be modified to reflect such taking. In the event this Lease does not terminate by reason of such taking, the condemnation proceeds from the Demised Premises will first be used to restore the Demised Premises to a position of occupancy by the Lessee. The balance of such condemnation proceeds from the Premises, if any, shall belong to Lessor.

25. WAIVER OF SUBROGATION. As part of the consideration for this Lease, each of the parties hereby releases the other party from all liability for damage due to any act or neglect of the other party occasioned to property owned by said parties which is or might be incident to or the result of a fire or other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the parties, and the parties further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contained in this paragraph.

26. DEFAULT AND REMEDIES. If: (a) Lessee fails to comply with any term, provision, condition or covenant of this Lease; (b) Lessee deserts or vacates the Premises; (c ) any petition is filed by or against Lessee under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; (d) Lessee becomes insolvent or makes a transfer in fraud of creditors; (e) Lessee makes an assignment for benefit of creditors; or (f) a receiver is appointed for Lessee or any of the assets of Lessee, then in any of such events, Lessee shall be in default and Lessor shall have the option to do any one or more of the following: upon ten (10) days prior written notice, excepting the payment of rent or additional rent for which no demand or notice shall be necessary, in addition to and not in limitation of any other remedy permitted by law, to enter upon the Premises either with or without process of law, and to expel, remove and put out Lessee or any other persons thereon, together with all personal property; and, Lessor may terminate this Lease or it may from time to time, without terminating this Lease, rent said Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change said Premises. At the option of Lessor, rents received by Lessor from such reletting shall be applied first to the payment of any indebtedness from Lessee to Lessor other than rent and additional rent due hereunder; second, to payment of any costs and expenses of such reletting, including, but not limited, attorney’s fees, advertising fees and brokerage fees, and to the payment of any repairs, renovation, remo deling, redecorations, alterations and changes in the Premises: third, to the payment of rent and additional rent due and payable hereunder and interest thereon; and, if after applying said rentals there is any deficiency in the rent and additional rent and interest to be paid by Lessee under this Lease, Lessee shall pay any such deficiency to Lessor and such deficiency shall be calculated and collected by Lessor monthly. No such re-entry or taking possession of said Premises shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Lessee the worth at the time of such termination of the excess of the amount of rent and additional rent reserved in this Lease for the balance of the Term over the then reasonable rental value of the Premises for the same period. Lessor shall have the right and remedy to seek redress in the courts at any time to correct or remedy any default of Lessee by injunction or otherwise, without such resulting or being deemed a termination of this Lease, and Lessor, whether this Lease has been or is terminated or not, shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid rent or unpaid additional rent or any other sums due from Lessee to Lessor under this Lease which were or are unpaid at the date of termination. If it is necessary for Lessor to bring any action under this Lease, to consult with an attorney concerning or for the enforcement of any of Lessor’s rights, then Lessee agrees in each and any such case to pay to Lessor, Lessor’s reasonable attorney’s fees. In addition to the remedies set forth herein, Lessee shall pay a late charge in the amount of _________% of any payment due hereunder which remains unpaid on the tenth day after same is otherwise due hereunder. Said late charge shall be deemed additional rent, and the assessment or collection of same shall not limit or delay Lessor’s pursuit of any remedy arising hereunder upon Lessee’s default.

27. WAIVER. The rights and remedies of Lessor under this Lease, as well as those provided by law, shall be cumulative, and none shall be exclusive of any other rights or remedies. A waiver by Lessor of any breach or default of Lessee shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default. It is agreed that the acceptance by Lessor of any installment of rent subsequent to the date the same should have been paid shall not alter the covenant and obligation of Lessee to pay subsequent installments of rent promptly upon the due date. Receipt by Lessor of partial payment after Lessee’s default shall not be construed to be or constitute a cure of any such default. No receipt of money by Lessor before or after the termination of this Lease shall in any way reinstate, continue or extend the term above demised.

28 TOXIC OR HAZARDOUS MATERIALS. Lessee shall not store, use or dispose of any toxic or hazardous materials in, on or about the Premises without the prior written consent of Lessor. Lessee, at its sole cost, shall comply with all laws relating to Lessee’s storage, use and disposal of hazardous or toxic materials. Lessee shall be solely responsible for and shall defend, indemnify and hold Lessor, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with the storage, use or disposal of any toxic or hazardous material in, on or about the Premises including, but not limited to, removal, clean-up and restoration work and materials necessary to return the Premises, and any other property of whatever nature located on the Premises, to their condition existing prior to the appearance of toxic or hazardous materials on the Premises. Lessee’s obligations under this paragraph shall survive the termination of this Lease.

29. REAL ESTATE COMMISSION. Upon execution of this lease by both Lessor and Lessee, Lessor shall pay a real estate commission to (Lessor’s Broker”), in the amount of 0% percent of the total rentals and other payments due under this lease to be paid during the term hereof. A commission in the amount of 0% shall be paid to the Broker named above upon the commencement of any extension and/or renewal of the lease term and upon commencement of any enlargement or substitution of the leased premises. In the event that the leased premises are purchased by the Lessee, Lessor shall pay the Broker named above a sales commission of 0% of the sale price, but Lessor shall receive credit for lease commissions previously paid by Lessor based upon rents which would have been received by Lessor but for the said purchase by Lessee. The parties hereto acknowledge that this provision is intended for the benefit of said named real estate Broker, and may be enforced by them as third party beneficiaries hereto. This provision shall bind successors and assigns of the parties hereto and may not be amended without written consent of said Broker. The parties agree that this lease was negotiated by the following Broker(s)

.

30. NOTICES. Any notice hereunder shall be sufficient if sent by certified mail, addressed to Lessee at the Premises, and to Lessor where rent is payable.

31. SUBORDINATION. This Lease shall be subordinate and inferior at all times to the lien of any mortgage and to the lien of any deed of trust or other method of financing or refinancing now or hereafter existing against all or a part of the real property upon which the premises are located, and to all renewals, modifications, replacements, consolidations and extensions thereof. Lessee shall execute and deliver all documents requested by any mortgagee or security holder to effect such subordination. In the event of a sale or assignment of this Lease or of Lessor’s interest in the Premis es or the building in which the Premises are a part, are transferred to any other person because of a mortgage foreclosure, exercise of a power of sale under a mortgage or otherwise, Lessee shall attorn to the purchaser or such mortgagee or other person and recognize the same as Lessor hereunder.

32. SUCCESSORS. The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Lessee without the written consent of Lessor shall vest any rights in the assignee or sublessee of Lessee.

33. QUIET POSSESSION. Lessor agrees, so long as Lessee fully complies with all of the terms, covenants and conditions herein contained on Lessee’s part to be kept and performed, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Term aforesaid, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon Lessor, its heirs, successors or assigns, but only during such party’s ownership of the Premises. Lessor and Lessee further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Lease.

34. BANKRUPTCY. Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise during the Term or any renewal thereof.

35. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Lessor and Lessee after the date hereof. If there be more than one Lessee named herein, the provisions of this Lease shall be applicable to and binding upon such Lessees, jointly and severally.

36. ESTOPPEL CERTIFICATES. Lessee shall at any time upon not less than ten (10) days’ prior written notice from Lessor execute, acknowledge and deliver to Lessor or to any lender of or purchaser from Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of Lessor.

37. AGENCY DISCLOSURE. See attached article. IN WITNESS WHEREOF, said parties hereunto subscribed their names.

Lessor

Glen F. Ceiley and Barbara A. Ceiley Revocable Trust

By:	/S/ GLEN CEILEY

Title:	Property Owner

Date:	11/21/17

Lessee

Bisco Industries, Inc.

By:	/S/ DONALD WAGNER

Title:	President

Date:	11/21/17

Article I

Commercial Lease

By and Between the Glen F. Ceiley and Barbara A. Ceiley Revocable Trust “Landlord” and Bisco Industries “Tenant”

The following is the 10 year lease schedule to the lease commencing on October 3, 2017 relating to the property leased by Bisco Industries at 850 Regency Drive, Glendale Heights, IL 60139-2286. Rental rates are as follows:

Date	Monthly Rate	Annual Rate
10/1/2017	22,600	271,200
10/1/2018	23,150	277,800
10/1/2019	23,700	284,400
10/1/2020	24,300	291,600
10/1/2021	24,900	298,800
10/1/2022	25,500	306,000
10/1/2023	26,150	313,800
10/1/2024	26,800	321,600
10/1/2025	27,500	330,000
10/1/2026	28,200	338,400